Exhibit 99.1

AVI Press and Investor Contact:

Julie Rathbun

Investor Relations

(541) 224-2575

Investorrelations@avibio.com

AVI BioPharma, Inc. Appoints Paul Medeiros as Chief Business Officer

PORTLAND, OR — May 18, 2009 — AVI BioPharma, Inc. (NASDAQ: AVII), a developer of RNA-based drugs, today announced the appointment of Paul Medeiros as Senior Vice President of Business Development and Chief Business Officer.

Medeiros has more than 17 years experience in pharmaceutical and biotechnology business development and most recently served as Vice President, Global Licensing and Strategic Alliances for Schering-Plough, where he led worldwide specialty product licensing and strategic partnering initiatives.  Medeiros has significant licensing experience and a track record of success in technology acquisitions, in- and out-licensed products and strategic alliances across several therapeutic areas.  He has direct commercial experience in sales and marketing, as well as new product planning and launch, and franchise development.

“Paul’s experience and success in global business development, licensing and worldwide marketing provides a new and critical facet to the leadership team at AVI  as we advance our drug candidates and develop greater therapeutic area focus,” said Leslie Hudson, Ph.D., President and Chief Executive Officer of AVI. “This appointment is an important step as we advance AVI’s pipeline toward commercialization.”

“AVI has five drug candidates that have taken RNA-based therapeutics into new and important applications, both in specialty pharmaceuticals and biodefense,” said Medeiros. “There is a unique opportunity to leverage this cutting-edge technology to rapidly develop and commercialize novel medicines that address serious unmet medical needs.  And under the guidance of the new management team, I believe AVI’s prospects for partnering and accelerating development of these drugs are very strong. It’s a powerful story.”

Medeiros joined Schering-Plough in 1996 as marketing planning director, and subsequently held senior positions of increasing responsibility in marketing and business development. Prior to Schering-Plough, Medeiros was employed by Merck & Company, where he held positions in Field Sales, New Product Planning and Worldwide Human Health Marketing.

 Medeiros holds an A.B. with honors from Brown University and an M.B.A. from Columbia Business School.  He is a member of the Licensing Executives Society and the American Marketing Association.

About AVI BioPharma

AVI BioPharma is focused on the discovery and development of RNA—based drugs utilizing proprietary derivatives of its antisense chemistry (morpholino-modified phosphorodiamidate oligomers or PMOs) that can be applied to a wide range of diseases and genetic disorders through several distinct mechanisms of action.  Unlike other RNA-based therapeutic approaches, AVI’s antisense technology has been used to directly target both messenger RNA (mRNA) and its precursor (pre-mRNA), allowing for both up- and down-regulation of targeted genes and proteins. AVI’s RNA—based drug programs are being evaluated for the treatment of Duchenne muscular dystrophy as well as for the treatment of cardiovascular restenosis through our partner Global Therapeutics, a Cook Group Company. AVI’s antiviral programs have demonstrated promising outcomes in Ebola Zaire and Marburg Musoke virus infections and may prove applicable to other viral targets such as HCV or Dengue viruses.   For more information, visit www.avibio.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the company’s Securities and Exchange Commission filings.